                                                                  EXHIBIT 4.20







                               TERM LOAN AGREEMENT



                      for $328,000,000 Term Credit Facility


                           dated as of August 14, 1998



                                      among



                       EOP OPERATING LIMITED PARTNERSHIP,



                    THE FINANCIAL INSTITUTIONS LISTED HEREIN,



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Administrative Agent,



                                       AND



                          J.P. MORGAN SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS


ARTICLE I

         DEFINITIONS          1
         SECTION 1.1.  Definitions   1
         SECTION 1.2.  Accounting Terms and Determinations    20
         SECTION 1.3.  Types of Borrowings  2

ARTICLE II

         THE CREDITS          21
         SECTION 2.1.  Commitments to Lend  21
         SECTION 2.2.  Notice of Borrowing  21
         SECTION 2.3.  Notice to Banks; Funding of Loans      21
         SECTION 2.4.  Notes  22
         SECTION 2.5.  Interest Rates  23
         SECTION 2.6.  Interest Rate Reset Date      23
         SECTION 2.7.  Maturity Date 24
         SECTION 2.8.  Optional Prepayments 24
         SECTION 2.9.  General Provisions as to Payments      24
         SECTION 2.10. Funding Losses      25
         SECTION 2.11. Computation of Interest and Fees      25
         SECTION 2.12. Use of Proceeds     26

ARTICLE III

         CONDITIONS           26
         SECTION 3.1. Closing 26
         SECTION 3.2. Borrowings    27

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES     28
         SECTION 4.1.  Existence and Power  28
         SECTION 4.2.  Power and Authority  29
         SECTION 4.3.  No Violation  29
         SECTION 4.4.  Financial Information  30
         SECTION 4.5.  Litigation    30
         SECTION 4.6.  Compliance with ERISA  31
         SECTION 4.7.  Environmental 31
         SECTION 4.8.  Taxes  31
         SECTION 4.9.  Full Disclosure      32

         SECTION 4.10. Solvency     32
         SECTION 4.11. Use of Proceeds     32
         SECTION 4.12. Governmental Approvals       32
         SECTION 4.13. Investment Company Act; Public Utility Holding
                       Company Act      32
         SECTION 4.14. Principal Offices   32
         SECTION 4.15. REIT Status  32
         SECTION 4.16. Patents, Trademarks, etc.    33
         SECTION 4.17. Judgments    33
         SECTION 4.18. No Default   33
         SECTION 4.19. Licenses, etc.      33
         SECTION 4.20. Compliance With Law 33
         SECTION 4.21. No Burdensome Restrictions   33
         SECTION 4.22. Brokers' Fees  33
         SECTION 4.23. Labor Matters  34
         SECTION 4.24. Insurance    34
         SECTION 4.25. Organizational Documents     34
         SECTION 4.26. Qualifying Unencumbered Properties    34
         SECTION 4.27. "Year 2000" Compliance.      34

ARTICLE V

         AFFIRMATIVE AND NEGATIVE COVENANTS 35
         SECTION 5.1.  Information   35
         SECTION 5.2.  Payment of Obligations        38
         SECTION 5.3.  Maintenance of Property; Insurance; Leases      38
         SECTION 5.4.  Maintenance of Existence      38
         SECTION 5.5.  Compliance with Laws 38
         SECTION 5.6.  Inspection of Property, Books and Records       38
         SECTION 5.7.  Existence     39
         SECTION 5.8.  Financial Covenants  39
         SECTION 5.9.  Restriction on Fundamental Changes     40
         SECTION 5.10. Changes in Business 41
         SECTION 5.11. EOPT Status  41
         SECTION 5.12. Other Indebtedness  43
         SECTION 5.13. Forward Equity Contracts.    43

ARTICLE VI

         DEFAULTS             43
         SECTION 6.1.  Events of Default    43
         SECTION 6.2.  Rights and Remedies  46
         SECTION 6.3.  Notice of Default    47
         SECTION 6.4.  Distribution of Proceeds after Default 47

ARTICLE VII

         THE ADMINISTRATIVE AGENT    47
         SECTION 7.1.  Appointment and Authorization 47
         SECTION 7.2.  Agency and Affiliates  48
         SECTION 7.3.  Action by Administrative Agent         48
         SECTION 7.4.  Consultation with Experts     48
         SECTION 7.5.  Liability of Administrative Agent      48
         SECTION 7.6.  Indemnification      48
         SECTION 7.7.  Credit Decision      49
         SECTION 7.8.  Successor Administrative Agent         49
         SECTION 7.9.  Consents and Approvals        50

ARTICLE VIII

         INTENTIONALLY OMITTED

ARTICLE IX

         MISCELLANEOUS        50
         SECTION 9.1.  Notices  50
         SECTION 9.2.  No Waivers    51
         SECTION 9.3.  Expenses; Indemnification     51
         SECTION 9.4.  Sharing of Set-Offs  51
         SECTION 9.5.  Amendments and Waivers        53
         SECTION 9.6.  Successors and Assigns        53
         SECTION 9.7.  Collateral    55
         SECTION 9.8.  Governing Law; Submission to Jurisdiction       55
         SECTION 9.9.  Counterparts; Integration;. Effectiveness       56
         SECTION 9.10. WAIVER OF JURY TRIAL  56
         SECTION 9.11. Survival     56
         SECTION 9.12. Domicile of Loans   56
         SECTION 9.13. Limitation of Liability      56
         SECTION 9.14. Recourse Obligation 57
         SECTION 9.15. Confidentiality     57
         SECTION 9.16. Bank's Failure to Fund       57


SCHEDULE 1.1              Initial Qualifying Unencumbered Properties
SCHEDULE 4.4 (b)          Disclosure of Additional Material Indebtedness
SCHEDULE 4.6              Borrower and EOPT ERISA Plans
SCHEDULE 5.11(c)(1)
SCHEDULE 5.11(c)(2)

                               TERM LOAN AGREEMENT


         THIS TERM LOAN AGREEMENT (this "Agreement") dated as of August 14, 1998 is made among EOP OPERATING LIMITED PARTNERSHIP (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, and J.P. MORGAN SECURITIES INC., as Arranger.

                  For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION   1.1 Definitions.   The following terms, as used
herein, have the following meanings:

                  "Administrative Agent" shall mean Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

                  "Administrative Questionnaire" means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

                  "Agreement" shall mean this Term Loan Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                  "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured in-terest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

                  "Applicable Margin" means, with respect to each Euro-Dollar
Loan: (i) from the Effective Date through and including the Rate Reset Date, 0.8% and (ii) from and after the first day following the Rate Reset Date, the Revised Applicable Margin.

                  "Arranger" means J.P. Morgan Securities Inc., in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

                  "Assignee" has the meaning set forth in Section 9.6(c).

                  "Balance Sheet Indebtedness" means with respect to any Person and assuming such Person is required to prepare financial statements in accordance with GAAP, without duplication, the Indebtedness of such Person which would be required to be included on the liabilities side of the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, Balance Sheet Indebtedness shall include current liabilities and all guarantees of Indebtedness of any Person.

                  "Balloon Payments" shall mean with respect to any loan constituting Balance Sheet Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds fifteen percent (15%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

                  "Bank" means each entity listed on the signature pages hereof (other than Borrower, the Administrative Agent and the Arranger), each of which is either a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act) or an institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3), or (7) of the Securities Act of 1933, as amended), and each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, and (ii) the sum of 0.5% plus the Federal Funds Rate for such day. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Banks.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means EOP Operating Limited Partnership, a Delaware limited partnership.

                  "Borrower's Share" means Borrower's and EOPT's direct or indirect share of an Investment Affiliate based upon Borrower's and EOPT's percentage ownership (whether direct or indirect) of such Investment Affiliate.

                  "Borrowing" has the meaning set forth in Section 1.3.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

                  "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash or Cash Equivalents" shall mean (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S & P, Moody's, Duff or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent ); (d) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than two (2) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S & P, Moody's, Duff or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (e) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than one (1) year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two of S & P, Moody's, Duff or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (f) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S & P, Moody's, Duff or Fitch and having a short-term rating of at least A-1 and P-1 from S & P and Moody's, respectively (or, if at any time neither S & P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Administrative Agent); (g) domestic and Eurodollar certificates of deposit or domestic time deposits or Eurodollar deposits or bankers' acceptances (foreign or domestic) that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S & P, Moody's, Duff or Fitch and
(II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; and (h) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest.

                  "Cash Flow" means, for any period, EBITDA for such period, as adjusted for a normalized recurring level of capital expenditures by Borrower for such period, which adjustment shall be at the rate of One Dollar and Fifty Cents ($1.50) per square foot per annum of office space leased as of the applicable date of determination for (i) all Office Properties of Borrower and Consolidated Subsidiaries, and (ii) Borrower's Share of each Office Property of an Investment Affiliate (provided that, as to any Office Property acquired during such period such $1.50 per square foot adjustment shall be pro-rated for the period of ownership).

                  "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Commitment" means with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.8 or in connection with an assignment to an Assignee.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with Borrower or EOPT in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means, at any time, the tangible net worth of Borrower, on a consolidated basis, determined in accordance with GAAP, plus all accumulated depreciation and amortization of Borrower plus Borrower's Share of accumulated depreciation and amortization of Investment Affiliates, deducted, in either case, from earnings in calculating Net Income.

                  "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such

Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through
(i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

                  "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of EOPT or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of EOPT, the Borrower or any Subsidiary or Investment Affiliate.

                  "Debt Service" means, for any period and without duplication, Interest Expense for such period plus scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Borrower on a consolidated basis, plus Borrower's Share of scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Investment Affiliates.

                  "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.5(d).

                  "Development Activity" means (a) the development and construction of office buildings and parking facilities by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries excluding Unimproved Assets, (b) the financing by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries of any such development or construction and (c) the incurrence by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until after completion of development or construction). For purposes of Section 5.8(j) hereof, the "value" of Development Activity shall mean (i) in the case of the development and construction by the Borrower or any of its Financing Partnerships described in clause (a) of this definition, the full cost budget to complete such development and construction,
(ii) in the case of the development and construction by a Joint Venture Subsidiary of the Borrower described in clause (a) of this definition, an amount equal to the product of (AA) the full cost budget to complete such development and construction, multiplied by (BB) Borrower's Share of such Joint Venture Subsidiary, (iii) in the case of the financing of any development and construction by the Borrower or any of its Financing Partnerships described in clause (b) of this definition, the amount the Borrower or any Financing Partnership has committed to fund to pay the cost to complete such development and construction, (iv) in the case of the financing of any development and construction by a Joint Venture Subsidiary of the Borrower described in clause
(b) of this definition, an amount equal to the product of (AA) the amount such Joint Venture Subsidiary has committed to fund to pay the cost to complete such development and construction, multiplied by (B) Borrower's Share of such Joint Venture Subsidiary, (v) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by the Borrower or any of its Financing Partnerships described in clause (c) of this definition, the amount of such Contingent Obligation of the Borrower or such Financing Partnership, (vi) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by a Joint Venture Subsidiary of the Borrower described in clause (c) of this definition, an amount equal to the product of (AA) the amount of such Contingent Obligation of such Joint Venture Subsidiary, multiplied by (BB) Borrower's Share of such Joint Venture Subsidiary..

                  "Domestic Lending Office" means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                  "Duff" means Duff & Phelps Credit Rating Company, or any successor thereto.

                  "EBITDA" means, for any period (i) Net Income for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus (iv) Taxes (net of any Taxes actually paid to, or withheld by, any foreign jurisdiction with respect to any Real Property Asset located outside of the United States) deducted in the calculation of Net Income for such period, plus
(v) Borrower's Share of the Investment Affiliate EBITDA for each Investment Affiliate, minus (vi) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included (or deducted) in the calculation of Net Income for such period, all of the foregoing without duplication.

                  "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

                  "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by the Borrower and, as a result of the ownership of such equity interest, Borrower may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

                  "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

                  "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

                  "EOPT" means Equity Office Properties Trust, a Maryland real estate investment trust, the sole managing general partner of the Borrower.

                  "EOPT Guaranty" means the Guaranty of Payment, dated as of even date herewith, executed by and between EOPT and Administrative Agent for the benefit of the Banks.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower, any Subsidiary, EOPT and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an "affiliated service group" which, together with the Borrower, any Subsidiary or EOPT, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                  "Euro-Dollar Loan" means a Loan to be made by a Bank pursuant to Section 2.1.

                  "Euro-Dollar Reference Bank"" means the principal New York offices of the Administrative Agent.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "FFO" means "funds from operations," defined to mean, without duplication for any period, Net Income, plus (i) Borrower's Share of the Net Income of any Investment Affiliate (plus Borrower's Share of real estate depreciation and amortization expenses of Investment Af-filiates), plus (ii) real estate depreciation and amortization expense for such period, plus (iii) any amortization of loan discount deducted from the calculation of Net Income for such period, plus (iv) Taxes deducted from the calculation of Net Income for such period, minus (v) gains (and plus the losses) from Debt Restructurings and sales or other dispositions of Property of the Borrower or any Subsidiary or Investment Affiliate included (or deducted) in the calculation of Net Income for such period.

                  "Financing Partnerships" means any Subsidiary which is wholly-owned, directly or indirectly, by Borrower or by Borrower and EOPT, with EOPT holding, directly or indirectly other than through its interest in Borrower, no more than a 2% economic interest in such Subsidiary.

                  "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

                  "Fiscal Year" means the fiscal year of Borrower and EOPT.

                  "Fitch" means Fitch Investors Services, Inc., or any successor thereto.

                  "Fixed Charges" for any Fiscal Quarter period means the sum of
(i) Debt Service for such period, (ii) dividends on preferred units payable by Borrower for such period, and (iii) distributions made by Borrower in such period to EOPT for the purpose of paying dividends on preferred shares in EOPT.

                  "Fixed Rate Borrowing" has the meaning set forth in Section
1.3.

                  "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

                  "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

                  "Form S-11" means the Form S-11 Registration Statement filed by EOPT with the Securities and Exchange Commission on May 7, 1997, as amended.

                  "Funding Date" means the date on or after the date hereof on which all of the conditions described in Section 3.1 have been satisfied (or waived) in a manner satisfactory to the Administrative Agent and on which the Loans are made by the Banks to the Borrower.

                  "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Group of Loans" means, at any time, a group of Loans consisting of all Euro-Dollar Loans having the same Interest Period at such time.

                  "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments,
(c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including, without limitation, ground leases to the extent such ground leases constitute Capital Leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), to the extent such liabilities are material and are reported or are required under GAAP to be reported by such Person in its financial statements, (i) ERISA obligations currently due and payable and (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person.

                  "Indemnitee" has the meaning set forth in Section 9.3(b).

                  "Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Euro-Dollar Reference Bank in the interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Borrowing or Group of Loans or portion thereof to be converted into or continued as Euro-Dollar Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized of Borrower, on a consolidated basis determined in accordance with GAAP, plus Borrower's Share of accrued, paid or capitalized interest with respect to any Balance Sheet Indebtedness of Investment Affiliates (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

                  "Interest Period" means with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter and each successive 90 day period thereafter; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (c) no Interest Period may end later than the Maturity Date.

                  "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

                  "Investment Affiliate" means any Person in whom EOPT or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of EOPT or Borrower on the consolidated financial statements of EOPT and Borrower.

                  "Investment Affiliate EBITDA" means, for any period (i) the net earnings (or loss) of an Investment Affiliate for such period calculated in conformity with GAAP, plus (ii) depreciation and amortization expense and other non-cash items of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period, plus (iii) total interest expense, whether paid, accrued or capitalized, of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period, plus (iv) Taxes of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period.

                  "Investment Mortgages" means mortgages securing indebtedness with respect to Office Properties and Parking Properties directly or indirectly owed to Borrower or any of its Subsidiaries, including, without limitation, certificates of interest in real estate mortgage investment conduits.

                  "Joint Venture Interests" means partnership, limited liability company or joint venture interests issued by any Person which is an Investment Affiliate that is not a Subsidiary.

                  "Joint Venture Parent" means Borrower or one or more Financing Partnerships of Borrower which directly owns any interest in a Joint Venture Subsidiary.

                  "Joint Venture Subsidiary" means any entity (other than a Financing Partnership) in which (i) a Joint Venture Parent owns at least 50% of the economic interests and (ii) the sale or financing of any Property owned by such Joint Venture Subsidiary is controlled by a Joint Venture Parent. For purposes of this definition, the Borrower shall be deemed to "control" Civic

Parking, L.L.C., a Missouri limited liability company ("Civic") so long as (i) a Joint Venture Parent owns at least 50% of economic interest therein and (ii) such Joint Venture Parent's consent shall be required to authorize and approve the sale or financing of the Property owned by Civic.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Euro-Dollar Loan and "Loans" means Euro-Dollar Loans.

                  "Loan Documents" means this Agreement, the Notes, and the EOPT Guaranty.

                  "Majority Banks" means at any time Banks holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

                  "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) impair the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of Administrative Agent or the Banks to enforce the Loan Documents.

                  "Material Plan" means at any time a Plan or Plans having aggregate unfunded liabilities in excess of $5,000,000.

                  "Materials of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

                  "Maturity Date" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be August 15, 2000, unless accelerated pursuant to the terms hereof.

                  "Maximum Loan Amount" has the meaning set forth in Section
2.1.

                  "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has at any time after September 25,

1980 made contributions or has been required to make contributions (for these purposes any Person which ceased to be a member of the ERISA Group after September 25, 1980 will be treated as a member of the ERISA Group).

                  "Negative Pledge" means, with respect to any Property, any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property to secure any or all of the Obligations.

                  "Net Income" means, for any period, the net earnings (or loss) after Taxes of the Borrower, on a consolidated basis, before the deduction of minority interests and before the deduction of payment of any preferred dividends, for such period calculated in conformity with GAAP.

                  "Net Offering Proceeds" means all cash or other assets received by EOPT or Borrower as a result of the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in EOPT or Borrower less customary costs and discounts of issuance paid by EOPT or Borrower, as the case may be.

                  "Net Price" means, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), including, without limitation, the principal amount of any note received or other deferred payment to be made in connection with such purchase (except as described in clause (ii) below) and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in EOPT and OP Units or Preferred OP Units (as defined in Borrower's partnership agreement)) plus (ii) reasonable costs of sale and non-recurring taxes paid or payable in connection with such purchase or sale.

                  "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Prime Rate in effect as of the date of such calculation.

                  "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower or EOPT as a general partner of such partnership); provided, however, that personal recourse of Borrower or EOPT for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

                  "Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a notice from Borrower in accordance with Section 2.2.

                  "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

                  "Office Property" means any Property which constitutes primarily commercial office space other than a Parking Property.

                  "Parking Property" means any Property which is primarily used for parking.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 9.6(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Holdings" means Unimproved Assets, Development Activity, Joint Venture Interests, Investment Mortgages and Securities, but only to the extent permitted in Section 5.8.

                  "Permitted Liens" means:

                  a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

                  b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

                  c. deposits made in the ordinary course of business to secure liabilities to insurance carriers;

                  d. Liens for purchase money obligations for equipment; provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

                  e. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's owner's title insurance policies, except in connection with any Indebtedness, for any of Borrower's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

                  f. Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against EOPT, Borrower, or any Subsidiary;

                  g. Liens on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

                  h. Liens in favor of Borrower against any asset of any Financing Partnership or Joint Venture Subsidiaries.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prime Rate" means the rate of interest publicly announced by the Administrative Agent from time to time as its Prime Rate (it being understood that the same shall not necessarily be the best rate offered by the Administrative Agent to customers).

                  "Pro Rata Share" means, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Commitments, as adjusted from time to time in accordance with the provisions of this Agreement.

                  "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

                  "Qualified Institution" means, as established to the satisfaction of the Administrative Agent, (i) a Bank, or (ii) a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) or (iii) an Institutional Accredited Investor (as defined in Rule 501(a)(1)(2)(3) or (7) of the Securities Act).

                  "Qualifying Unencumbered Property" means any Property (excluding Unimproved Assets) from time to time which (i) is an operating Office Property or Parking Property wholly-owned (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to any Negative Pledge (provided that a financial covenant given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations shall not be deemed a Negative Pledge).

                  "Rate Reset Date" means the last day of the fourth consecutive Interest Period (which date is expected to occur on or about the first anniversary of the Closing Date).

                  "Rate Reset Notice" has the meaning set forth in Section 2.6.

                  "Real Property Assets" means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

                  "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Required Banks" means at any time Banks holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                  "Revised Applicable Margin" has the meaning set forth in
Section 2.6.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Secured Debt" means Indebtedness, the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clauses (d) and (g) of the definition thereof) on any Property owned or leased by EOPT, Borrower, or any Consolidated Subsidiary plus Borrower's Share of Indebtedness, the payment of which is secured by a

Lien (other than a Permitted Lien, except for those Permitted Liens described in clauses (d) and (g) of the definition thereof) on any Property owned or leased by any Investment Affiliate.

                  "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include Joint Venture Interests or any evidence of the Obligations.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or EOPT.

                  "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

                  "Term" has the meaning set forth in Section 2.7.

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA or the Code.

                  "Total Asset Value" means, with respect to Borrower and without duplication, (i) for any Properties owned by Borrower, any Consolidated Subsidiary or Investment Affiliate which was neither acquired nor disposed of by Borrower, a Consolidated Subsidiary or an In-vestment Affiliate in the Fiscal Quarter most recently ended, the quotient obtained by dividing (a) (x) EBITDA attributable to such Properties for the Fiscal Quarter most recently ended multiplied by four (4) less (y) $0.20 per square foot of leased office space within such Properties which are Office Properties, by (b) 0.0875, plus (ii) for any Property which was acquired by Borrower or a Consolidated Subsidiary in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower or the Consolidated Subsidiary for such Property, plus (iii) for any Property which was acquired by an Investment Affiliate in the Fiscal Quarter most recently ended, Borrower's Share of the Net Price of the Property paid by such Investment Affiliate for such Property, plus (iv) the value of any Cash or Cash Equivalent owned by Borrower, plus (v) the value of any Unimproved Assets and any other tangible assets of Borrower or its Consolidated Subsidiaries (including foreign currency exchange agreements, to the extent such agreements are material and are reported or are required under GAAP to be reported by the Borrower or its Consolidated Subsidiaries in their financial statements), as measured on a GAAP basis, plus
(vi) Borrower's Share of the value of any Unimproved Assets and any other tangible assets of any Investment Affiliate as measured on a GAAP basis.

                  "Total Liabilities" means, as of the date of determination and without duplication, all Balance Sheet Indebtedness of Borrower, on a consolidated basis, plus Borrower's Share of all Balance Sheet Indebtedness of Investment Affiliates.

                  "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

                  "Unencumbered Asset Value" means (i) for any Qualifying Unencumbered Properties which were neither acquired or disposed of by Borrower, a Financing Partnership or a Joint Venture Subsidiary in the Fiscal Quarter most recently ended, the quotient of (a) (x) the aggregate EBITDA for such Fiscal Quarter attributable to such Qualifying Unencumbered Properties for the Fiscal Quarter most recently ended multiplied by four (4) less (y) $1.50 per square foot of leased office space within such Qualifying Unencumbered Properties which are Office Properties, and less (z) in the case of any Qualifying Unencumbered Property located outside of the United States, an amount equal to the applicable withholding taxes imposed by any foreign jurisdiction applicable to the EBITDA attributable to any such Qualifying Unencumbered Property for the applicable period, divided by (b) 0.0875, plus (ii) for all Qualifying Unencumbered Properties owned (directly or beneficially) by Borrower, any Financing Partnership or any Joint Venture Subsidiary which were acquired (directly or indirectly) by the Borrower, any Financing Partnership or any Joint Venture Subsidiary during the Fiscal Quarter most recently ended, the aggregate Net Price of such Qualifying Unencumbered Properties paid by Borrower or its Affiliates for such Qualifying Unencumbered Properties; provided, however, that, unless otherwise approved by the Majority Banks, (aa) in the event any such Qualifying Unencumbered Property is owned by a Joint Venture Subsidiary, the amount of the EBITDA attributable to such Qualifying Unencumbered Property for purposes of clause (i) above and the Net Price of such Qualifying Unencumbered Property for the purposes of clause (ii) above shall be reduced to a percentage equal to the Borrower's percentage ownership interest (whether direct or indirect) in such Joint Venture Subsidiary, (bb) the portion of the amount of the Unencumbered Asset Value attributable to any single Qualifying Unencumbered Property which would cause such amount to exceed twenty-five percent (25%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (cc) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Parking Properties which would cause such aggregate amount to exceed twenty-five percent (25%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (dd) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Qualifying Unencumbered Properties owned by Joint Venture Subsidiaries (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such aggregate amount to exceed thirty-five percent (35%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, and (ee) the portion of the amount of the Unencumbered Asset Value attributable to all Qualifying Unencumbered Property located outside of the United States (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed ten percent (10%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value.

                  "Unencumbered Net Operating Income" means, for any period, for all Qualifying Unencumbered Properties, the aggregate EBITDA attributable to each such Qualifying Unencumbered Property for such period (provided that as to any Qualifying Unencumbered Property acquired during such period, only EBITDA attributable to such period occurring after such acquisition shall be included), as adjusted for a normalized recurring level of capital expenditures by Borrower for such period, which adjustment shall be at the rate of One Dollar and Fifty Cents ($1.50) per square foot per annum of office space leased as of the applicable date of determination for all Qualifying Unencumbered Properties that are Office Properties (provided that, as to any Office Property acquired during such period, such amount per square foot shall be pro-rated for the period of ownership).

                  "Unimproved Assets" means Real Property Assets containing no material improvements.

                  "United States" means the United States of America, including the fifty states and the District of Columbia.

                  "Unsecured Debt" means the amount of Indebtedness for borrowed money of EOPT Borrower and any Financing Partnership which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans, plus, for the purpose of calculating the ratio of outstanding Unsecured Debt to Unencumbered Asset Value, an amount equal to the Borrower's percentage ownership interest (whether direct or indirect) in each Joint Venture Subsidiary times any Indebtedness for borrowed money of such Joint Venture Subsidiary which is not Secured Debt.

                  "Unsecured Debt Service" means Debt Service payable in respect of Unsecured Debt.

                  "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

                  SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of "EOPT, on a consolidated basis," EOPT shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and provided further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

                  SECTION 1.3 Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8).

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.1 Commitments to Lend . Each Bank severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Article as of the Closing Date in an amount equal to $328,000,000 (the "Maximum Loan Amount"). The full amount of the Loans shall be made by the Banks and disbursed to the Borrower on the Funding Date, subject to the terms and conditions set forth in this Agreement.

                  SECTION 2.2 Notice of Borrowing . With respect to the Borrowing, the Borrower shall give Administrative Agent notice not later than 11:00 a.m. three (3) Business Days in advance of the Funding Date, specifying:

         (i) the date of such Borrowing, which shall be a Business Day and the Closing Date, and

         (i)      the aggregate amount of such Borrowing.

                  SECTION 2.3 Notice to Banks; Funding of Loans.

         (a) Upon receipt of the Notice of Borrowing from Borrower in accordance with Section 2.2 hereof, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each Bank of the contents thereof and of such Bank's share of such Borrowing and of the interest rate determined pursuant thereto and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.10.

         (b) Not later than 1:00 p.m. (New York, New York time) on the Closing Date, each Bank shall (except as provided in subsection (d) of this Section) make available its share of such Borrowing in Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of the Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of the Borrowing in accordance with of this
Section 2.3 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Borrowing hereunder. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If such Bank shall not pay to Administrative Agent such corresponding amount after reasonable attempts are made by Administrative Agent to collect such amounts from such Bank, Borrower agrees to repay to Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand. Nothing contained in this Section 2.3(c) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Section 2.3(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

(d) Subject to the provisions hereof, the Administrative Agent shall make available the Borrowing to Borrower in Federal funds immediately available in accordance with, and on the date set forth in, the Notice of Borrowing.

                  SECTION 2.4 Notes.

(a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank.

(b) Each Bank may, by notice to the Borrower and the Administrative Agent request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

(c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

(d) The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

                  SECTION 2.5 Interest Rates.

(a)               Intentionally Omitted.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Interbank Offered Rate applicable to such Interest Period.

(c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "Default Rate").

(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

(e) Interest on all Loans shall be payable on the last day of the Interest Period applicable thereto.
                  SECTION 2.6 Interest Rate Reset Date . The Borrower shall deliver written notice to the Administrative Agent on or before the date which is twenty (20) Business Days prior to the Rate Reset Date to reset the Applicable Margin for the Loans, which notice shall contain Borrower's tentative revised Applicable Margin for the Loans. Within five (5) Business Days thereafter, Borrower, in consultation with the Administrative Agent, shall determine a final revised Applicable Margin for the Loans and shall, within fifteen (15) Business Days prior to the Rate Reset Date deliver written notice (the "Rate Reset Notice") to each of the Banks which Rate Reset Notice shall contain a revised Applicable Margin for the Euro-Dollar Loans (the "Revised Applicable Margin"). The Borrower's delivery of the Rate Reset Notice shall be irrevocable. If the Borrower fails to deliver the Rate Reset Notice to each Bank on or prior to the date which is fifteen (15) Business Days prior to the Rate Reset Date, then the Revised Applicable Margin shall be deemed to be equal to the Applicable Margin. Within five (5) Business Days after Borrower's delivery of the Rate Reset Notice, or if the Borrower shall fail to deliver the Rate Reset Notice, on or before the date which is ten (10) Business Days prior to the Rate Reset Date, each Bank shall deliver written notice to the Borrower and the Administrative Agent of such Bank's election (which election may be made in each Bank's sole and absolute discretion): (i) to accept the Revised Applicable Margin contained in the Rate Reset Notice, in which event, from the first day following the Rate Reset Date, the Applicable Margin for all Loans made, continued or maintained by such Bank shall be the Revised Applicable Margin; or
(ii) to reject the Revised Applicable Margin (it being understood that each Bank shall have the right to reject the Revised Applicable Margin whether the same shall be the same as, greater than, or less than, the Applicable Margin) , in which case all Loans (together with accrued interest thereon) made by such Bank shall be repaid by the Borrower on the Rate Reset Date and such date shall be deemed to be the Maturity Date with respect to such Bank's Loans. Any Bank which fails to deliver notice of its election as set forth in the preceding sentence within five (5) Business Days after Borrower's delivery of the Rate Reset Notice shall be deemed to have accepted the Revised Applicable Margin. The failure of the Borrower to repay on or before the Rate Reset Date all amounts due to any Bank that rejects the Revised Applicable Margin shall constitute an Event of Default hereunder.

                  SECTION 2.7.  Maturity Date.

                  The term (the "Term") of the Commitments (and each Bank's obligations to make Loans hereunder) shall terminate and expire on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable.

                  SECTION 2.8.  Optional Prepayments.

(a) The Borrower may, upon at least three (3) Business Days' notice to the Administrative Agent, prepay any Loan, in whole or in part, on the last day of the Interest Period applicable thereto, in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Borrower may not prepay all or any portion of the principal amount of any Loan prior to the end of the Interest Period applicable thereto. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

(b) Any amounts so prepaid pursuant to Section 2.8 (a) may not be reborrowed.

                  SECTION 2.9.  General Provisions as to Payments.

(a) The Borrower shall make each payment of principal of and interest on the Loans and of fees hereunder, not later than 11:00 a.m. (New York, New York time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly (and in any event within one (1) Business Day after receipt thereof) distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 12:00 Noon (New York, New York time) on any Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.10. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article VI or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans after the notice has been given to any Bank in accordance with Section 2.3(a), the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

                  SECTION 2.11. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.12. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limita-tion, the acquisition of real property to be used in the Borrower's existing business, the refinancing of existing indebtedness, and for general working capital needs of the Borrower.
1.7.

                                  ARTICLE III

                                   CONDITIONS

                  SECTION 3.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

(a) the Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.4;

(b) the Borrower, the Administrative Agent and Arranger and each of the Banks shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

(c) EOPT shall have executed and delivered to the Administrative Agent a duly executed original of the EOPT Guaranty;

(d) the Administrative Agent shall have received an opinion of Rosenberg & Liebentritt, P.C., counsel for the Borrower and EOPT, acceptable to the Administrative Agent, the Banks and their counsel, as well as an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Administrative Agent;

(e) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and EOPT, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust of EOPT, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of EOPT as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to EOPT from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

(f) the Borrower and EOPT each shall have executed a solvency certificate acceptable to the Administrative Agent;

(g) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

(h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower, and EOPT shall have taken all actions required to authorize the execution and delivery of the reaffirmation of the EOPT Guaranty and the other Loan Documents and the performance thereof by EOPT;

(i) the Banks shall be satisfied that neither the Borrower, EOPT nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and the Borrower shall have delivered a certificate so stating;

(j) the Administrative Agent shall have received all fees due and payable on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP shall have been paid to Skadden, Arps, Slate, Meagher & Flom LLP;

(k) the Borrower shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower and EOPT, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

(l)               no Default or Event of Default shall have occurred; and
(m) the Borrower shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of
Section 5.8 as of the Closing Date.

                  SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan on the Funding Date is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;

(b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

(d) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

(e) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

(f) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

                  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d), (e) and (f) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Administrative Agent and each of the Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

                  SECTION 4.1. Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. EOPT is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

                  SECTION 4.2. Power and Authority. The Borrower has the part-nership power and authority to execute, deliver and carry out the terms and pro-visions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower and EOPT each have duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower and EOPT, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. EOPT has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. EOPT has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

                  SECTION 4.3. No Violation. (a) Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

(b) Neither the execution, delivery or performance by EOPT of the Loan Documents to which it is a party, nor compliance by EOPT with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of EOPT or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which EOPT (or of any partnership of which EOPT is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by EOPT under any organizational document of any Person in which EOPT has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

                  SECTION 4.4. Financial Information. (a) The consolidated balance sheet of EOPT as of December 31, 1997, and the related statements of operations and cash flows of EOPT for the period from July 11, 1997 to December 31, 1997, reported on by Ernst & Young LLP, fairly present, in conformity with GAAP, the consolidated financial position of EOPT as of such date and the consolidated results of operations and cash flows for the period from July 11, 1997 to December 31, 1997.

              (b) Since June 30, 1998, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and
(ii) except as set forth on Schedule 4.4(b), neither the Borrower nor EOPT has incurred any material indebtedness or guaranty on or before the Closing Date.

                  SECTION 4.5. Litigation. Except as previously disclosed by the Borrower in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting,
(i) the Borrower, EOPT or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

                  SECTION 4.6. Compliance with ERISA. (a) Except as set forth on Schedule 4.6 attached hereto, neither Borrower nor EOPT is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan or any other Benefit Arrangement.

(b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or
Section 4975 of the Code or in the Administrative Agent or any of the Banks being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of Borrower constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower covenants and agrees that Borrower shall not use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code to repay or secure the Notes, the Loan, or the Obligations.

                  SECTION 4.7. Environmental. The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

                  SECTION 4.8. Taxes. The Borrower, EOPT and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, EOPT or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, EOPT and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  SECTION 4.9. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent, the Arranger or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

                  SECTION 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower and EOPT will be Solvent.

                  SECTION 4.11. Use of Proceeds. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

     SECTION 4.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

                  SECTION 4.13. Investment Company Act; Public Utility Holding Company Act . Neither the Borrower, EOPT nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  SECTION 4.14. Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606.


                  SECTION 4.15. REIT Status. EOPT is qualified and EOPT intends to continue to qualify as a real estate investment trust under the Code.

                  SECTION 4.16. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

                  SECTION 4.17. Judgments. As of the Closing Date, there are no final, non-appealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more entered by a court or courts of competent jurisdiction against EOPT or the Borrower or, to the extent such judgment would be recourse to EOPT or Borrower, any of its Consolidated Subsidiaries (other than judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

                  SECTION 4.18. No Default. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

                  SECTION 4.19. Licenses, etc. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certifi-cates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

                 SECTION 4.20. Compliance With Law. To the Borrower's knowledge, the Borrower and each of its Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

             SECTION 4.21. No Burdensome Restrictions. Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

             SECTION 4.22. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent, the Arranger and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent.

             SECTION 4.23. Labor Matters. Except as disclosed on Schedule 4.6, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any member of the ERISA Group and neither the Borrower nor any member of the ERISA Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

             SECTION 4.24. Insurance. The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owners of assets such as Borrower's directly or indirectly owned Real Property Assets would maintain.

             SECTION 4.25. Organizational Documents. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and EOPT. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each such documents. EOPT is the managing general partner of the Borrower and each of Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV as of the date hereof. EOPT holds (directly or indirectly) a [89.70%] ownership interest in the Borrower as of the date hereof.

          SECTION 4.26. Qualifying Unencumbered Properties . As of the date hereof, each Property listed on Schedule 1.1 as a Qualifying Unencumbered Property (i) is an operating Office Building or Parking Property wholly-owned (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or Joint Venture Parent subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property. All of the information set forth on Schedule 1.1 is true and correct in all material respects.

          SECTION 4.27. "Year 2000" Compliance. The Borrower and EOPT have conducted a review and assessment of the Borrower's and EOPT's computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe that year 2000 problem will result in a Material Adverse Effect to the Borrower's or EOPT's financial condition or results of operations, or on its ability to repay the Loan.

                                  ARTICLE  V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

               The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

         SECTION 5.1. Information. The Borrower will deliver to each of the
Banks:

(a) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 125 days after the end of each Fiscal Year of the Borrower) a consolidated balance sheet of the Borrower, EOPT and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Borrower's and EOPT's operations and consolidated statements of Borrower's and EOPT's cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on Borrower's and EOPT's Form 10K and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 80 days after the end of each of the first three quarters of each Fiscal Year of the Borrower and

EOPT), (i) a consolidated balance sheet of the Borrower, EOPT and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and EOPT's operations and consolidated statements of Borrower's and EOPT's cash flow for such quarter and for the portion of the Borrower's or EOPT's Fiscal Year ended at the end of such quarter, all reported in the form provided to the Securities and Exchange Commission on Borrower's and EOPT's Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a senior officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and
5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (2) above;

(d) (i) within five (5) Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or its directly or indirectly Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

(e) promptly upon the mailing thereof to the shareholders of EOPT generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which EOPT shall have filed with the Securities and Exchange Commission;

(g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of a senior officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the existence of any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

(i) promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance cover-age to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence; and
(j) from time to time such additional information regarding the financial position or business of the Borrower, EOPT and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose the Borrower, EOPT or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, EOPT or any of their Subsidiaries or on any Property of any of them.

             SECTION 5.2. Payment of Obligations. The Borrower, EOPT and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

             SECTION 5.3. Maintenance of Property; Insurance; Leases .
(a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation its Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

(b) The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, Borrower's Real Property Assets. The Borrower will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

             SECTION 5.4. Maintenance of Existence. The Borrower and EOPT each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

             SECTION 5.5. Compliance with Laws. The Borrower and EOPT will, and will cause their Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation,

Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or the Banks to any material liability therefor.

             SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties, including without limitation its Real Property Assets, and so long as disclosure of such information could not result in a violation of, or expose the Borrower, EOPT or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, EOPT or any of their Subsidiaries or on any Property of any of them, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

             SECTION 5.7. Existence . The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, EOPT's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

             SECTION 5.8. Financial Covenants.

(a) Total Liabilities to Total Asset Value. Borrower shall not permit the ratio of Total Liabilities to Total Asset Value of Borrower to exceed 0.50:1 at any time.

(b) EBITDA to Interest Expense Ratio. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Interest Expense for the then most recently completed Fiscal Quarter to be less than 2.00:1.

(c)            [Intentionally Omitted.]

(d) Cash Flow to Fixed Charges Ratio. Borrower shall not permit the ratio of Cash Flow for the then most recently completed Fiscal Quarter to Fixed Charges for the then most recently completed Fiscal Quarter to be less than 1.5:1.

(e) Secured Debt to Total Asset Value. Borrower shall not permit the ratio of Secured Debt to Total Asset Value of Borrower to exceed 0.40:1 at any time.

(f) Unencumbered Pool. Borrower shall not permit the ratio of the outstanding Unsecured Debt to Unencumbered Asset Value to exceed 0.55:1 at any time.

(g)            Unencumbered Net Operating Income to Unsecured Debt Service.
Borrower shall not permit the ratio of Unencumbered Net Operating Income for the then most recently completed Fiscal Quarter to Unsecured Debt Service for the then most recently completed Fiscal Quarter to be less than 2.0:1.

(h) Minimum Tangible Net Worth. The Consolidated Tangible Net Worth of the Borrower determined in conformity with GAAP will at no time be less than the sum of (i) $5,500,000,000, and (ii) seventy percent (70%) of all Net Offering Proceeds received by EOPT or Borrower after December 31, 1997.

(i) Dividends. The Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 90% of the Borrower's FFO for such year. During the continuance of a monetary Event of Default, Borrower shall only pay partnership distributions that are necessary to enable EOPT to make those dividends necessary to maintain EOPT's status as a real estate investment trust.

(j) Permitted Holdings. Borrower's primary business will be the ownership, operation and development of Office Properties and Parking Properties and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire or maintain Permitted Holdings if and so long as the aggregate value of Permitted Holdings, whether held directly or indirectly by Borrower does not exceed, at any time, fifteen percent (15%) of Total Asset Value of Borrower unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed), provided, however, Borrower and its Subsidiaries may not acquire or maintain Unimproved Assets if and to the extent that the aggregate value of Unimproved Assets, whether held directly or indirectly by Borrower exceeds, at any time, ten percent (10%) of Total Asset Value of Borrower unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of calculating the foregoing percentage the value of Unimproved Assets shall be calculated in the manner that Total Asset Value is determined.

(k) No Liens. Borrower and EOPT shall not, and shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries to, allow any Qualifying Unencumbered Property (or any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent), that is necessary to comply with the provisions of Sections 5.8(f) and (g) hereof, to become subject to a Lien that secures the Indebtedness of any Person, other than Permitted Liens.

(l) Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

             SECTION 5.9. Restriction on Fundamental Changes. (a) Neither the Borrower nor EOPT shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Majority Banks, which consent shall not be unreasonably withheld, conditioned or delayed, unless (i) the Borrower or EOPT is the surviving entity, (ii) the entity which is merged into Borrower or EOPT is predominantly in the commercial real estate business,
(iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower's or EOPT's creditworthiness two months immediately preceding such merger, and (iv) the then fair market value of the assets of the entity which is merged into the Borrower or EOPT is less than twenty-five percent (25%) of the Borrower's or EOPT's then Total Asset Value following such merger. Neither the Borrower nor EOPT shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

(b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Majority Banks' consent, which shall not be unreasonably withheld. Without limitation of the foregoing, no Person shall be admitted as a general partner of the Borrower other than EOPT and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II. EOPT shall not amend its declaration of trust, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Majority Banks' consent, which shall not be unreasonably withheld. The Borrower shall not make any "in-kind" transfer of any of its property or assets to any of its constituent partners.

(c) Subject to the provisions of clause (b) above, the Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to EOPT's declaration of trust, by-laws, or other organizational documents no less than ten (10) days after the effective date of any such amendment.

             SECTION 5.10. Changes in Business . (a) Except for Permitted Holdings, neither the Borrower nor EOPT shall enter into any business which is substantially different from that conducted by the Borrower or EOPT on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower, its Consolidated Subsidiaries and its Investment Affiliates.

(b) Except for Permitted Holdings, Borrower shall not engage in any line of business other than ownership, operation and development of Office Properties and Parking Properties and the provision of services incidental thereto, whether directly or through its Consolidated Subsidiaries and Investment Affiliates.

               SECTION 5.11. EOPT Status.

(a) Status. EOPT shall at all times (i) remain a publicly traded company listed for trading on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

(b) Indebtedness. EOPT shall not, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (1)   the Obligations; and

         (2) Indebtedness of Borrower for which there is recourse to EOPT which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

(c)            Restriction on Fundamental Changes.

         (1) EOPT shall not have an investment in any Person other than (i) Borrower, (ii) directly or indirectly in Financing Partnerships, and
         (iii) the interests identified on Schedule 5.11(c)(1) as being owned by EOPT.

         (2) EOPT shall not acquire an interest in any Property other than securities issued by Borrower and Financing Partnerships and the interests identified on Schedule 5.11(c)(2) attached hereto.

         (3) None of Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III or Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV shall have any investments or own any assets other than in their respective partnership interests in Borrower.

         (4) Neither of EOP-QRS Trust nor EOP-QRS LaJolla Trust shall have any investments or own any assets other than their permitted ownership interests Financing Subsidiaries.

(d) Environmental Liabilities. Neither EOPT nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including, without limitation, any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, EOPT shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) EOPT shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject EOPT or such Subsidiary to any criminal penalty or subject Administrative Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

(e) Disposal of Partnership Interests. EOPT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any of its equity interest in any of the partners of the Borrower as of the date hereof (except in connection with the dissolution or liquidation of such partners of the Borrower), except for the reduction of EOPT's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by Borrower. EOPT will continue to be the managing general partner of Borrower and of each Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV, and will not permit such Persons to sell, transfer, assign, pledge or otherwise encumber or dispose of any of their respective partnership interests in the Borrower, except for the reduction of such partners' interest in the Borrower arising from the Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by the Borrower and except in connection with the dissolution or liquidation of such partners.

               SECTION 5.12. Other Indebtedness. Borrower and EOPT shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries that own, directly or indirectly, any Qualifying Unencumbered Property to directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than trade debt incurred in the ordinary course of business and Indebtedness owing to Borrower, if the resulting failure of such Property to qualify as a Qualifying Unencumbered Property would result in an Event of Default under Section 5.8.

               SECTION 5.13. Forward Equity Contracts. If Borrower shall enter into any forward equity contracts, Borrower may only settle the same by delivery of stock, it being agreed that if Borrower shall settle the same with cash, the same shall constitute an Event of Default hereunder.

                                   ARTICLE VI

                                    DEFAULTS


               SECTION 6.1. Events of Default. An "Event of Default" shall have occurred if one or more of the following events shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to Administrative Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due;

(b) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), Section 5.10, Section 5.11(a),
(b) or (c), Section 5.12 or Section 5.13;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

(d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by the Borrower at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower;

(e) the Borrower, EOPT, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $10,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, EOPT, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

(f) the Borrower or EOPT shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidate, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

(g) an involuntary case or other proceeding shall be commenced against the Borrower or EOPT seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or EOPT under the federal bankruptcy laws as now or hereafter in effect;

(h) one or more final, non-appealable judgments or decrees in an aggregate amount of Twenty Million Dollars ($20,000,000) or more shall be entered by a court or courts of competent jurisdiction against EOPT, the Borrower or, to the extent of any recourse to EOPT or the Borrower, any of its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

(i) there shall be a change in the majority of the Board of Trustees of EOPT during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of EOPT to qualify under applicable law as independent trustees or (z) the replacement of any trustee who is an officer or employee of EOPT or an affiliate of EOPT with any other officer or employee of EOPT or an affiliate of EOPT;

(j) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of EOPT;

(k) EOPT shall cease at any time to qualify as a real estate investment trust under the Code;

(l) if any Termination Event with respect to a Plan, Multiemployer Plan or Benefit Arrangement shall occur as a result of which Termination Event or Events any member of the

ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan, Multiemployer Plan or Benefit Arrangement and the insufficiency of any and all other Plans, Multiemployer Plans and Benefit Arrangements with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing and in the case of a liability with respect to a Termination Event which is or could be a liability of the Borrower or EOPT rather than a liability of the Plan, the liability of the Borrower or EOPT) is equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

(m) if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

(n) at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document or EOPT seeks to repudiate its obligations under the EOPT Guaranty.

(o) a default beyond any applicable notice or grace period under any of the other Loan Documents;

(p) any assets of Borrower shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code; or

(q) the Notes, the Loan, the Obligations, the EOPT Guaranty or any of the Loan Documents or the exercise of any of the Administrative Agent's or any of the Banks' rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code.

               SECTION 6.2. Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Sections 6.1(f), (g), (p) or (q), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare that the commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

(b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

               SECTION 6.3. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) and 6.1(d) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should the Administrative Agent receive notice of the occurrence of an Default or Event of Default expressly stating that such notice is a notice of an Default or Event of Default, or should the Administrative Agent send Borrower a notice of Default or Event of Default, the Administrative Agent shall promptly give notice thereof to each Bank.

               SECTION 6.4. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary but subject to the provisions of Section 9.16 hereof , from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 9.4).

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

               SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Administrative Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

               SECTION 7.2. Agency and Affiliates. Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, EOPT or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

               SECTION 7.3. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, the Administrative Agent shall administer the Loans in the same manner as it administers its own loans.

               SECTION 7.4. Consultation with Experts. As between Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.5. Liability of Administrative Agent. As between Administrative Agent on the one hand and the Banks on the other hand, none of the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between Administrative Agent on the one hand and the Banks on the other hand, none of the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, the Arranger and their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with their respective duties as Administrative Agent and Arranger under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Administrative Agent or the Arranger shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, the Administrative Agent or the Arranger (as applicable) shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank.

          SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

               SECTION 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks, and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Majority Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be the Administrative Agent who shall act until the Majority Banks shall appoint an Administrative Agent. Any appointment of a successor Administrative Agent by Majority Banks or the retiring Administrative Agent pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent in its capacity as a Bank, if applicable), Administrative Agent may be removed at any time by giving at least thirty (30) Business Days prior written notice to Administrative Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this Section 7.8.

               SECTION 7.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks, Majority Banks or all the Banks,

Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks, Majority Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.


                                  ARTICLE VIII

                             INTENTIONALLY OMITTED

                                   ARTICLE IX

                                 MISCELLANEOUS

               SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Arranger or the Administrative Agent, at its address, telex number or facsimile number set forth on Exhibit C attached hereto with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, Attn: Chief Legal Counsel, and to Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1600, Chicago, Illinois 60606, Attn: James M. Phipps, Esq., (y) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery,
(iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

               SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 9.3. Expenses; Indemnification.

(a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP ), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder,
(ii) all reasonable fees and disbursements of special counsel in connection with the syndication of the Loans, and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent and (B) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent, and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing Administrative Agent).

(b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) arising from violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations. Without limitation of the other provisions of this Section 9.3, Borrower shall indemnify and hold each of the Administrative Agent and the Banks free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) that the Administrative Agent and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent's reasonable judgment by reason of the inaccuracy of the representations and warranties, or a breach of the provisions, set forth in Section 4.6(b).

               SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Bor-rower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

               SECTION 9.5. Amendments and Waivers. Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Administrative Agent in its capacity as Administrative Agent is affected thereby, by the Administrative Agent); provided that (A) no amendment or waiver of the provisions of Article V (including, without limitation, any of the definitions of the defined terms used in Section 5.8 hereof) shall be effective unless signed by the Borrower and the Required Banks and (B) no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release the EOPT Guaranty, (vi) modify any of the provisions of
Section 2.6, or (vii) modify the provisions of this Section 9.5.

               SECTION 9.6. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

(b) Prior to the occurrence of an Event of Default, any Bank may at any time, with (and subject to) the consent of Borrower (which consent shall not be unreasonably withheld or delayed) and the Administrative Agent, grant to an existing Bank, one or more Qualified Institutions (a "Participant") in minimum amounts of not less than $10,000,000 (or any lesser amount in the case of participations to an existing Bank, or if a Bank shall hold less than Ten Million Dollars ($10,000,000), then such lesser amount) participating interests in its Commitment or any or all of its Loans. After the occurrence and during the continuance of an Event of Default, any Bank may at any time grant to any Person in any amount (also a "Participant"), participating interests in its Commitment or any or all of its Loans. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant.

(c) Any Bank may at any time assign to a Qualified Institution (in each case, an "Assignee") (i) prior to the occurrence of an Event of Default, in minimum amounts of not less than Ten Million Dollars ($10,000,000) and integral multiple of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank, or if a Bank shall hold less than Ten Million Dollars ($10,000,000), then such lesser amount) and (ii) after the occurrence and during the continuance of an Event of Default, in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Bank; provided, that if no Event of Default shall have occurred and be continuing, such assignment shall be subject to the Administrative Agent's and the Borrower's consent, which consent shall not be unreasonably withheld or delayed; and provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)            Intentionally Omitted.

(f) No Assignee of any rights and obligations under this Agreement shall be permitted to further assign less than all of such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

(g) Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Bank shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Bank holding a Commitment without participants of less than Ten Million Dollars ($10,000,000); provided, however, that no Bank shall be prohibited from assigning its entire Commitment so long as such assignment is otherwise permitted under this Section 9.6.

           SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

           SECTION 9.8. Governing Law; Submission to Jurisdiction . (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

(b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

           SECTION 9.9. Counterparts; Integration;. Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ARRANGER AND EACH BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

          SECTION 9.12. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

          SECTION 9.13. Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent, the Arranger or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against (i) any officer, director, shareholder or employee of the Borrower or EOPT (other than pursuant to the Acorn Guaranty (as defined in the EOPT Guaranty)) or (ii) any general partner of Borrower other than EOPT, in each case except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee or such general partner.

          SECTION 9.15. Confidentiality. The Administrative Agent, the Arranger and each Bank shall use reasonable efforts to assure that information about Borrower, EOPT and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent, the Arranger or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Arranger, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan and other transactions between such Bank and the Borrower, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent, the Arranger and the Banks hereunder and under the other Loan Documents,
(c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent, the Arranger or any Bank or by any applicable law, rule, regulation or judicial process.

          SECTION 9.16.  Bank's Failure to Fund.

(a) If a Bank does not advance to Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's Pro Rata Share of such Loan.

(b) As used herein, the following terms shall have the meanings set forth below:

(i) "Defaulting Bank" shall mean any Bank which (x) does not advance to the Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith for a period of five (5) Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents for a period of five (5) Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

(ii) "Junior Creditor" means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank's Pro Rata Share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

(iii) "Payment in Full" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

(iv) "Senior Debt" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or
(g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

(v) "Subordinated Debt" means (x) any and all indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

(c) Immediately upon a Bank's becoming a Junior Creditor and until such time as such Bank shall have cured all applicable defaults, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

(i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

(ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

(iii)         enforce or apply any security for any Subordinated Debt; or

(iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

(d)           In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

(ii) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii)         any assignment by the Borrower for the benefit of creditors;

(iv) any sale or other transfer of all or substantially all assets of the Borrower;
or

(v)           any other marshaling of the assets of the Borrower;

              each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

(e) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

(f)(i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for ap-plication to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

     (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

     (g)(i) Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

        (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

        (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

        (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

        (v) If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

        (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including, without limitation, any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

     (h)(i) In addition to and not in limitation of the subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

        (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

     (i) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks or Majority Banks is required under Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

     (j) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank's Pro Rata Share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's Pro Rata Share and the Pro Rata Share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated Pro Rata Share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this

Agreement, at which time the Pro Rata Share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.




                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        EOP OPERATING LIMITED PARTNERSHIP,
                        a Delaware limited partnership

                        By: Equity Office Properties Trust, a Maryland real es-tate investment trust, its managing general partner


                             By:
                                ------------------------------------------------
                             Name:    Stanley M. Stevens
                             Title:   Executive Vice President and Chief Legal
                                      Officer

                        Facsimile number:  (312) 559-5009
                        Address:      Two North Riverside Plaza
                                      Suite 2200
                                      Chicago, Illinois  60606
                                      Attn:  Chief Financial Officer

                                      MORGAN GUARANTY TRUST COMPANY OF NEW
                                      YORK, as Administrative Agent


                                      By:
                                         ----------------------------------

                                      Name:    Richard Dugoff
                                      Title:   Vice President



                                      J.P. MORGAN SECURITIES, INC., as Arranger


                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:



Commitments:

$165,000,000                          MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                      By:

                                            Name:
                                            Title:

$40,000,000                               THE TRAVELERS ESCROWED MONEY
                                           MARKET FUND


                                          By:
                                               Name:
                                               Title:

$20,000,000                               THE TRAVELERS INSURANCE COMPANY


                                          By:
                                               Name:
                                               Title:

$15,000,000                               BT PYRAMID INTERMEDIATE AND LONG TERM
                                           BOND FUND


                                          By:
                                               Name:
                                               Title:

$25,000,000                               STRONG ADVANTAGE FUND, INC.


                                          By:
                                               Name:
                                               Title:

$10,000,000                        COMBINED INSURANCE COMPANY OF AMERICA

                                   By:   AON Advisors, Inc.


                                         By:

                                              Name:
                                              Title:

$10,000,000                         PACIFIC LIFE INSURANCE COMPANY


                                    By:
                                         Name:
                                         Title:


                                    By:
                                         Name:
                                         Title:

$8,000,000                     KEMPER INVESTOR LIFE INSURANCE COMPANY


                               By:
                                    Name:
                                    Title

$5,000,000                         FEDERAL KEMPER LIFE ASSURANCE COMPANY


                                   By:
                                        Name:
                                        Title

$5,000,000                          GENERAL AMERICAN LIFE COMPANY


                                    By:
                                         Name:
                                         Title:

$5,000,000                          RGA REINSURANCE COMPANY


                                    By:
                                         Name:
                                         Title:

$20,000,000                       SENECA CAPITAL MANAGEMENT, as Nominee


                                  By:
                                       Name:
                                       Title:

                                  Schedule 1.1
                   Initial Qualifying Unencumbered Properties

                                SCHEDULE 4.4 (b)

                                  Disclosure of
                        Additional Material Indebtedness

                                  SCHEDULE 4.6

                          Borrower and EOPT ERISA Plans



The employees of EOPT and the Borrower (other than union employees) may currently participate in a 401(k) Plan.

Other benefits for non-union employees include:

                                Health care plan, dental care, vision care, life insurance and accidental death and dismemberment plan, travel/accident insurance, short-term disability, long-term disability, sick time, vacation time, personal days, holidays and direct paycheck deposit.


Union employee benefits include:

                                Sick time, vacation time, personal days, holidays, direct paycheck deposit, monthly employer contributions into the health and welfare trust and pension fund (which health and welfare trusts and pension funds are generally Plans, Multiemployer Plans or Benefit Arrangements).

                               SCHEDULE 5.11(c)(1)


EOP-QRS Trust

EOP-QRS LaJolla Trust

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV

                               SCHEDULE 5.11(c)(2)


 EOP-QRS Trust

 EOP-QRS LaJolla Trust

 Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership

 Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II

 Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III

 Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV